EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56430) of our report dated February 27, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders of Alamosa Holdings, Inc., which is incorporated in Alamosa Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 27, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP




Dallas, Texas
August 29, 2002